UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Adelaide Chambers, Peter Street, Dublin 8, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 011-353-1-649-8521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 13, 2014, Horizon Pharma plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Cowen and Company, LLC and Jefferies LLC, as representatives of the several underwriters (the “Underwriters”) named in Schedule II thereto, and the selling shareholders named in Schedule I thereto (the “Selling Shareholders”), pursuant to which the Selling Shareholders agreed to sell to the Underwriters 11,660,445 ordinary shares of the Company, nominal value $0.0001 per share (the “Shares”). The price to the public in the offering is $12.05 per share. The offering is expected to close on or about November 19, 2014, subject to customary closing conditions. Under the terms of the Underwriting Agreement, the Selling Shareholders have granted the Underwriters a 30-day option to purchase up to an additional 1,749,066 ordinary shares. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders in the offering, and the total number of the Company’s ordinary shares outstanding will not change as a result of the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Shareholders, customary conditions to closing, indemnification obligations of the parties, including for liabilities under the Securities Act of 1933, as amended, expense reimbursement and other payment provisions, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering was registered under an effective Registration Statement on Form S-3 (Registration No. 333-198852) and a related prospectus supplement, each filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of McCann FitzGerald Solicitors, Dublin, Ireland, relating to the legality of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 13, 2014, by and among Horizon Pharma plc, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Cowen and Company, LLC and Jefferies LLC, as representatives of the several Underwriters, and the Selling Shareholders named therein.

5.1	Opinion of McCann FitzGerald Solicitors.

23.1	Consent of McCann FitzGerald Solicitors (included in Exhibit 5.1).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the secondary offering of ordinary shares by certain existing shareholders of the Company. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the secondary offering. Additional risks and uncertainties relating to the secondary offering, the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports (Commission File No. 001-35238), including in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2014	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 13, 2014, by and among Horizon Pharma plc, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Cowen and Company, LLC and Jefferies LLC, as representatives of the several Underwriters, and the Selling Shareholders named therein.

5.1	Opinion of McCann FitzGerald Solicitors.

23.1	Consent of McCann FitzGerald Solicitors (included in Exhibit 5.1).